                                                                   EXHIBIT 10.14


                                LEASE AGREEMENT
                            BASIC LEASE PROVISIONS


         THIS LEASE AGREEMENT is made as of the 31st day of December, 2001, between FIRST AMERICAN TRUST, FSB, AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 27, 2001 AND KNOWN AS TRUST NO. 82-0238-00 ("Landlord"), and the Tenant named below.


TENANT:                       PODS, INC., a Florida corporation

TENANT'S REPRESENTATIVE,      Paul Umberg, COO, 6061 45th St. N.,
ADDRESS, AND PHONE NO.:       St. Petersburg, Florida 33714
                              (727) 528-6356

PREMISES:                     That portion of the Building known as
                              265 Lies Road, containing approximately
                              39,351 square feet, as shown on Exhibit A attached hereto.

PROJECT: The Building and the building located at 205 - 235 Lies Road, Carol Stream, Illinois, containing approximately 98,961 square feet, together with the land upon which such buildings are located and common areas therof, including sidewalks, parking areas and landscaped areas.

BUILDING:                     The building known as the East Building,
                              located at 245 - 265 Lies Road, Carol
                              Stream, Illinois, containing approximately
                              95,694 square feet.

TENANT'S PROPORTIONATE        20.216%
SHARE:

LEASE TERM:                   Beginning on the Commencement Date and
                              ending on the last day of the sixty-second
                              (62nd) full calendar month thereafter.

COMMENCEMENT DATE:            The earlier of (i) February 1, 2002, or
                              (ii) the date Tenant commences business
                              operations in the Premises.

MONTHLY BASE RENT:            Months  Annual Rate Per Sq. Ft.  Monthly Base Rent
                               1-2              $00.00                $00.00
                               3-12              $4.75             $15,576.44
                              13-24              $4.87             $15,969.95
                              25-36              $4.99             $16,363.46
                              37-48              $5.12             $16,789.76
                              49-60              $5.25             $17,216.06
                              60-62              $5.38             $17,642.37

                              Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to an abatement of Monthly Base Rent in the amount of $2,118.10 per month for four (4) consecutive months of the Lease Term, beginning with the third
                              (3rd) month of the Lease Term (the "Base Rent Abatement Period"). During the Base Rent Abatement Period, only Monthly Base Rent in the amount of $2,118.10 per month shall be abated and all other Monthly Base Rent, Operating Expense Payments (except as provided below), and other charges specified in this Lease shall be payable.

INITIAL ESTIMATED MONTHLY     1. Common Area Charges:      $1,082.15
OPERATING EXPENSE PAYMENTS:
(estimates only and subject   2. Taxes:                    $2,787.36
to adjustment to actual
costs and expenses according  3. Insurance                 $  163.96
to the provisions of this                                  ---------
Lease)
INITIAL ESTIMATED MONTHLY
OPERATING EXPENSE PAYMENTS:                                $4,033.47*
                                                           =========

Notwithstanding anything in this Lease to the contrary, Tenant shall be also entitled to an abatement of Operating Expenses in the amount of $548.48 per month for six (6) consecutive months of the Lease Term, beginning with the first (1st) month of the Lease Term (the "Operating Expenses Rent Abatement Period"). During the Operating Expenses Rent Abatement Period, only Operating Expense Payments in the amount of $548.48 per month shall be abated, and, except as provided above, all Monthly Base Rent, Operating Expense Payments and other charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

SECURITY DEPOSIT:           $39,000.00

GUARANTOR:                  None

TENANT'S BROKER:            CB Richard Ellis, represented by William Obregon,
                            Jr.

*This amount does not take into consideration any abatement provided for in this Lease.

EXHIBITS:          Exhibit A (the Premises), Exhibit B (Work Letter Agreement),
                   Exhibit C (Rules and Regulations), Exhibit D (Additional
                   Provisions) and Exhibit E (Truck Court Staging Area)


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
         1. GRANTING CLAUSE AND DEFINITIONS. In consideration of the obligation of Tenant to pay rent has herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The terms "Tenant", "Premises", "Project", "Building", "Lease Term", "Commencement Date", "Base Rent", and "Security Deposit" shall have the meanings set forth for such terms in the Basic Lease Provisions.

         2. COMMENCEMENT DATE; ACCEPTANCE OF PREMISES. (a) Subject to and upon the terms and conditions set forth in this Lease, this Lease shall continue in force for the Lease Term. Notwithstanding the Commencement Date provided in the Basic Lease Provisions of this Lease, Tenant's obligation for the payment of rent and the Lease Term shall not commence until Landlord has substantially completed all work to be performed by Landlord as set forth in the Work Letter Agreement attached hereto as Exhibit B; provided,however, that if Landlord shall be delayed in substantially completing said work as a result of any of the following (a "Delay");

                  (i) Tenant's failure to furnish information in accordance herewith or to respond to any reasonable request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within three (3) business days of such request; or

                  (ii) Tenant's insistence on materials, finishes or installations after having first been informed by Landlord in writing at or before the time of delivery to Tenant of final construction pricing for Tenant's approval that such materials, finishes or installations will cause a Delay; or

                  (iii) Tenant's changes in any plans and specifications; or

                  (iv) The performance by a person, firm or corporation employed by Tenant in the completion of any work by said person, firm or corporation (all such work and such persons, firms or corporations being subject to the approval of Landlord); or

                  (v) Any request by Tenant that Landlord delay the completion of any of Landlord's work; or

                  (vi) Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

                  (vii) Any delay resulting from Tenant's having taken possession of the Premises prior to its being substantially completed, as defined below; or

                  (viii) Any reasonably necessary displacement of any of Landlord's work from its place in Landlord's construction schedule resulting from any of the causes for Delay; or

                  (ix) Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then the commencement of the Lease Term and the payment of rent shall be accelerated by the number of days of such Delay but in no event shall such commencement be prior to the Commencement Date stipulated in the Basic Lease Provisions. The Premises shall be deemed to be substantially completed on the date that Landlord reasonably determines that all work to be performed by Landlord pursuant to this Lease has been performed other than punch list items. The term "punch list items" as used herein shall mean any details of construction, mechanical adjustment or other matter, the non-completion of which does not materially interfere with Tenant's use of the Premises. The abatement of rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date. Landlord's determination of the Commencement Date shall be final and binding on all parties for all purposes hereof, including, without limitation, determination of the date of commencement of the Lease Term and of Tenant's obligation to pay rent hereunder.

         (b) Notwithstanding anything in this Lease to the contrary, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION (UNLESS OTHERWISE EXPRESSLY PROVIDED IN A WORK LETTER AGREEMENT ATTACHED HERETO, IF ANY), (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS OTHERWISE EXPRESSLY PROVIDED IN THE WORK LETTER AGREEMENT ATTACHED HERETO, IF ANY) AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises (other than latent defects reported to Landlord within 90 days following the Commencement Date) or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

         (c) If Tenant, with Landlord's prior approval, enters into the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the actual cost of any services that are provided to Tenant or the Premises during the period of Tenant's possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

         3. USE. (a) The Premises shall be used only for the purpose of receiving, storing, shipping, warehousing and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction (except as provided in Paragraph 3(c) below), liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Except as set forth in Paragraph 3(b) below, outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at it sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements enacted or applicable to the Project after the date of this Lease related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease. Subject to compliance with all Legal Requirements, Landlord hereby consents to Tenant's use of diesel powered forklifts in the Premises provided that Tenant shall not store diesel on the Premises or the Project.

         (b) Subject to compliance with all Legal Requirements and restrictive covenants applicable to the Project, Tenant shall be entitled to use the truck court area adjacent to the Premises shown on Exhibit E attached hereto as an exterior staging area for storing, assembly and packing of portable storage containers; provided that such use does not interfere with the ingress and egress of other tenants of the Project. Tenant agrees to screen the staging area in a manner reasonably acceptable to Landlord. Tenant agrees that at all times during the Lease Term, it will keep the staging area in the truck court in good condition and repair and will keep the area free of all trash or waste materials generated by Tenant, its agents, employees or contracts.

         (c) Subject to compliance with all Legal Requirements and restrictive covenants applicable to the Project, Tenant (but not any assignee or subtenant of Tenant) shall be entitled to conduct one (1) auction per month inside the Premises for contents of containers of customers of Tenant that have defaulted in payment; provided that (i) such auction is conducted after 5:00 p.m., (ii) no advertising or signage shall be placed in any location within the Project with respect to such auction, and (iii) attendees of the auction(s) shall not interfere with the ingress and egress of tenants of the Project.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth in the Basic Lease Provisions. The third month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligation of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 business days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment.

         5. Security Deposit. (a) The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

         (b) Subject to the remaining terms of this Paragraph 5(b), Tenant shall have the right to reduce the amount of the Security Deposit so that the new Security Deposit amount will be $19,500.00 effective as of the last day of the 30th full calendar month of the Lease Term. However, notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of the reduction of the Security Deposit and Tenant has failed to cure such default within any applicable cure period or if Tenant has failed to timely make any payment due hereunder to Landlord, then Tenant shall have no further right to reduce the amount of the Security Deposit as described herein. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the "Reduction Notice"). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within 45 days after the later to occur of (a) Landlord's receipt of the Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

         6. Operating Expense Payments. (a) During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15% of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. In addition, Operating Expenses shall include the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, attorney's fees, costs and disbursements and other expenses which are incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants, the costs of renovating or otherwise improving or decorating leased space for tenants or other occupants or vacant tenant space (other than ordinary maintenance provided to all tenants), any costs or legal fees incurred in connection with any particular tenant, Landlord's cost of electricity and other utility services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge (as opposed to a component of Operating Expenses) and domestic water submetered and separately billed directly to particular tenants, expenses in connection with services or other benefits of a type which Tenant is not entitled to received under this Lease but which are provided to other tenants or occupants without additional charge, damages incurred due to violation by Landlord or any tenant of the terms and conditions of any lease in the Project, costs and expenses paid to subsidiaries or affiliates of Landlord for services on or to the Project or the Premises to the extent that the costs of such services exceed the costs which would be charged by an unaffiliated third party, compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, advertising or promotional expenses, fines or penalties incurred as a result of violations by Landlord of any Legal Requirement, costs of rental or leased equipment that would be a capital expenditure if purchased, costs incurred by Landlord to comply with the Americans with Disabilities Act in effect on the date of this Lease, costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Material (hereinafter defined) from the Project or costs incurred to correct latent construction defects in connection with the original construction of the Building.

         (b) If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share, as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

         (c) Tenant shall have the right, within sixty (60) days of Tenant's receipt of the actual Operating Expenses for any calendar year during the Lease Term, and audit at Tenant's expense and during Landlord's normal business hours Landlord's books and records relating to Operating Expenses for such calendar year. If Tenant challenges Landlord's computations of the Operating Expenses for the applicable period Tenant shall give Landlord notice stating Tenant's objections. Any such objection shall be made within sixty (60) days after completion of Tenant's audit, but in no event later than three (3) months after Tenant's receipt of the actual Operating Expenses for such calendar year, or be deemed waived. If Tenant's audit of the Operating Expenses indicates that Tenant was overcharged for Operating Expenses, and Landlord reasonably concurs with such determination, Landlord shall promptly repay all such overpayment to Tenant. If Tenant's audit of the Operating Expenses indicates that Tenant was undercharged for Operating Expenses, and Landlord reasonably concurs with such determination, Tenant shall promptly pay such underpayment to Landlord. Notwithstanding the foregoing, if Landlord and Tenant determine that Operating Expenses for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with Tenant's audit. In no event shall Tenant use an auditor who is paid on a contingency basis or who is not a certified public accountant. The records of Landlord reviewed by Tenant and the results of any audit received by Tenant shall remain confidential. Unless Tenant timely exercises its right to audit and timely delivers to Landlord an objection notice as set forth above, the actual Operating Expense statement delivered to Tenant shall be deemed final and accepted by Tenant.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall be responsible for the installation of meters for the Premises in connection with the Landlord's Work (as defined in Exhibit B attached hereto). To the extent possible, all utility services will be separately metered to the Premises and placed in Tenant's name. If it is not possible to place a utility service on a separate meter in Tenant's name, then all costs associated with the provision of such utility service to the Premises will, at Landlord's option, either; (a) be billed directly by Landlord to Tenant and paid by Tenant within 30 days after receipt of such billing; or (b) included as part of Operating Expenses and paid by Tenant in accordance with the provisions of Paragraph 6 above. Tenant agrees to limit use of water and sewer for normal restroom use and uses which are incidental to Tenant's business. The failure by Landlord to any extent to furnish, or the interruption or termination of utilities in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any other cause shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.

         8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any exist, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord's request therefor.

         9. INSURANCE. (a) Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any documented increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

         (b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease term, Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $2,000,000 for a total minimum combined general liability and umbrella limit of $3,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement or amended pollution endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of the cost.

         (c) The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against, even if the same is caused by the negligence of the other party. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage, even if the same is caused by the negligence of the released party. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, except to the extent caused by the gross negligence of Landlord.

         10. LANDLORD'S REPAIRS. Landlord shall maintain the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. All costs incurred by Landlord in connection with maintenance and repair of the roof, foundation, exterior walls and common areas will be considered Operating Expenses. Tenant will be responsible for the payment of all costs associated with Landlord's maintenance if the need therefor arises due to the fault or negligence of Tenant or its agents, employees, licenses or invitees. Except as otherwise expressly provided in this Paragraph 10, Landlord will not at any time be required to make any improvements, repairs, replacements or alterations to the Premises unless the need for same is caused by Landlord's gross negligence.

         11. TENANT'S REPAIRS. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's written election, by Landlord (but at Tenant's expense). The scope of services and contractors under such maintenance contracts shall be subject to Landlord's reasonable prior written approval. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor, together with an administration charge in an amount equal to 5% of the cost of the repairs. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order.

         12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. (a) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld provided that the same will not (i) affect any structural or load bearing portions of the Building, (ii) adversely impact mechanical, electrical or plumbing systems in the Premises or the Building, or (iii) affect areas of the Premises which can be viewed from common areas of the Project. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

         (b) Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. At the expiration or earlier termination of this Lease, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. (a) Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval (which Landlord shall give or withhold within 10 business days after receipt of request for approval) and conform in all respects to Landlord's requirements. Tenant shall be entitled to Building standard lettering containing Tenant's name on Tenant's entrance door to the Premises.

         (b) So long as (i) Tenant is not in default under the terms of the Lease beyond any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises; and (iii) Tenant has not assigned the Lease or sublet the entire Premises other than to a Tenant Affiliate, Landlord shall list Tenant's name on the shared Building monument sign located on the Project (the "Monument Sign").

         14. PARKING. Tenant shall be entitled to use up to 15 parking spaces on an unreserved basis in those areas of the Project designated for unreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         15. CASUALTY. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the date of the casualty, Landlord may, at its option, terminate this Lease, in which event Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within (10) days after determining that the repairs cannot be completed within such one hundred eighty (180) day period. In the event that the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the commencement of repairs to the Premises, Tenant may, at its option terminate this Lease, in which event Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated during the unexpired portion of this Lease, effective the date of termination. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within ten
(10) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after the date of the casualty, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Paragraph, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises, but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a fair abatement of Base Rent and Tenant's Proportionate Share of Operating Expenses during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated only to the extent Landlord is compensated for the same by loss of rents insurance, if any. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTING. (a) Without Landlord's prior written consent (which shall not be unreasonably withheld so long as Landlord does not exercise its right to terminate this Lease as provided below), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord, provided (1) Tenant is not in default under this Lease; (2) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (3) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed assignment or sublease.

         (b) If Tenant desires the consent of Landlord to a proposed assignment or sublease (other than to a Tenant Affiliate), Tenant shall submit to Landlord, at least 20 days prior to the proposed effective date of the assignment or sublease, a written notice which includes such information as Landlord may required about the proposed assignment or sublease, including without limitation, current financial statements of the proposed assignee or subtenant, together with a non-refundable processing fee in the amount of $500.00. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any proposed assignment or sublease. If Landlord does not terminate this Lease, in whole or in part, as provided below, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within 20 days after receipt of Tenant's notice and required information. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a tenant or of negotiating for space in the Project; (iv) the transferee is a governmental unit; (v) Tenant is in default under this Lease; or (vi) the assignment or sublease would violate any term, condition, covenant or agreement of Landlord involving the Building, the Project or sublease would violate any term, condition, covenant or agreement of Landlord involving the Building, the Project or any other tenant's lease within the Building or the Project. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a proposed assignment or sublease (other than to a Tenant Affiliate). Landlord may exercise such right to terminate by giving notice to Tenant at any time within 20 days after the date on which Tenant has furnished to Landlord all of the items required under this Paragraph 17(b). If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed assignment or sublease, or (ii) 20 days after the date of Landlord's notice of termination.

         (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of the Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a subleasee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) all such excess rental and other excess consideration (after deduction of Tenant's actual out-of-pocket marketing and commission expenses in connection with such sublease or assignment) within 10 days following receipt thereof by Tenant.

         (d) If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, cause of action, suits, judgments, damages costs and expenses (including attorney's fees) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant's failure to perform its obligations under this Lease (other than any loss arising from the gross negligence or willful misconduct of Landlord or it's agents).

term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

         26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

         28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten (10) business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.

         30. ENVIRONMENTAL REQUIREMENTS. (a) Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premiss without Landlord's prior written consent. Tenant, at it's sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

                  (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

         In the event Tenant fails to take possession of and occupy the Premises within sixty (60) days following the Commencement Date or if Tenant vacates all or substantially all of the Premises for any period of sixty (60) or more consecutive days (other than a vacancy due to a casualty or condemnation), Tenant shall keep all Building systems in the Premises operating at levels necessary to prevent damage to the Building or Building systems, as reasonably determined by Landlord. Further, in the event Tenant vacates all or substantially all of the Premises for any period of sixty (60) or more consecutive days (other than a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of rent under this Lease), such vacancy shall not be a default hereunder, however, in such event Landlord shall have the right, but not the obligation, to terminate this Lease by delivering written notice of termination to Tenant prior to the date that Tenant re-occupies all or substantially all of the Premises.

         24. LANDLORD'S REMEDIES. (a) Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

         (b) If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum equal to the sum of: (i) all Base Rent and all other amounts accrued hereunder to the date of such termination, plus
(ii) the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the expiration date of the Lease Term plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present valued at the rate of five percent (5%) per annum.

         (c) Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorney's fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises.

         (d) If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorney's fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

         (e) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at all times to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a

This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last six (6) months of the Lease Term, to prospective tenants. Tenant shall have the right to have a representative of Tenant accompany Landlord during any entry into the Premises provided that Tenant makes such representative available at the time Landlord desires to enter. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of rent by reason thereof. Landlord will interfere with Tenant's business operations in the Premises as little as reasonably practicable during any entry by Landlord.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

         22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 business days after notice from Landlord (which notice may be in the form of a Landlord statutory 5 day notice).

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv)     Intentionally omitted.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

         (b) The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements or Paragraphs 4 and 31 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

         (c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's rights to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor. Such work performed by Landlord on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purpose of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

         (d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any Hazardous Materials, including without limitation asbestos, brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or managements is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

         (e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or test reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

         (f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project. The current rules and regulations applicable to the Project are attached hereto as Exhibit C.

         32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

         34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (b) If and when included within the term "Tenant" as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, of by hand delivery addressed to the parties at their addresses below the signature of such party and with a copy to Landlord at The Prudential Insurance Company of America, 8 Campus Drive, 4th Floor, Parsippany, New
Jersey 07054; Attention: Robert D. Naso and with a copy to the Tenant at the Premises. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual audited financial statements and quarterly financial statements and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

         (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed is the interpretation of this Lease or any exhibits or amendments hereto.

         (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the Leasing of the Premises, nor confer any right to impose any obligations upon either party until execution of this Lease by both parties.

         (i) Word of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provisions hereof, or in any way affect the interpretation of this Lease.

         (j) Any amount not paid by Tenant within 5 business days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15% per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

         (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

         (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

         (n) If either party shall prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys' fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court. Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing this Lease.

         38.      LANDLORD'S LIEN/SECURITY INTEREST. Intentionally omitted.

         39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF LANDLORD. Any obligation or liability whatsoever of Landlord, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         40.      RELOCATION. Intentionally omitted.

         41. RESERVED RIGHTS. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Project, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to change the arrangement and/or location of the public areas of the Property; (9) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (10) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (11) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause 11, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction.

                           SIGNATURE PAGE TO FOLLOW

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                LANDLORD:

PODS, INC., a Florida corporation      FIRST AMERICAN TRUST, FSB, AS TRUSTEE
                                       UNDER TRUST AGREEMENT DATED
                                       FEBRUARY 27, 2001 AND KNOWN AS TRUST
                                       NO. 82-0238-00
By: /s/ R. Paul Umberg
   --------------------------------
Name: R. Paul Umberg                   By:   Prudential Investment Corporation,
     ------------------------------          a New Jersey corporation, its agent
Title: Chief Administrative Officer
      -----------------------------

                                             By: /s/ Robert D. Nasco
                                                --------------------------------
                                             Name: Robert D. Nasco
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

Address:                               Address:
PODS, Inc.                             c/o Grubb & Ellis Management Services
6061 45th St. N.                       747 East 22nd Street
St. Petersburg, Florida 33714          Lombard, Illinois 60148
Attention: Paul Umberg                 Attention: Steve Sise

                                   EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    PREMISES
                              TOTAL = 39,351 s.f.

                                  VACANT SPACE
                              TOTAL = 56,343 s.f.

FLOOR PLAN   NORTH
1"=50'-0'

                                   EXHIBIT B

                             WORK LETTER AGREEMENT

1. Landlord shall perform improvements to the Premises in accordance with the space plans prepared by Capital Design, Ltd. (the "Space Plans") and the construction drawings and related architectural and engineering drawings prepared by Capital Design, Ltd., dated December 13, 2001 (such construction drawings and related architectural and engineering drawings, together with the Space Plans, the "Plans"). The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work is intended to be "turn-key" and will be completed at Landlord's sole cost and expense (subject to the terms of Paragraph 2 below) using Building standard methods, materials, and finishes. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, functionality of design and the configuration of the Premises).

2. If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant's sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting from such revisions to the Plans. Tenant, within 2 business days, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Delay in completion of the Premises resulting from any revision to the Plans. If such revisions result in an increase in the cost of Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand, and Landlord shall not commence work with respect to such revision until Tenant's payment of such amount. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the reasonable approval of Landlord.

3. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

4. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

         NAME     Steve Sise
         ADDRESS  Grubb & Ellis Management Services
                  747 East 22nd Street
                  Lombard, Illinois 60148
         PHONE    (630) 691-3173

TENANT'S REPRESENTATIVE:

         NAME     Paul Umberg
         ADDRESS  6061 45th St. N.
                  St. Petersburg, Florida 33714
         PHONE    (727) 528-6356


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                                   EXHIBIT C

                             RULES AND REGULATIONS

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, hall, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for hearing, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Except as otherwise permitted under the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. Except as otherwise permitted under the Lease, no auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20. Tenant shall not introduce, disturb or release asbestos or PCB's onto or from the Premises.

21. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of environmental requirements.


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                                   EXHIBIT D

                             ADDITIONAL PROVISIONS

I.       RENEWAL OPTION

A. Provided that no event of default or sublease has ever occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the Premises for the permitted use during the Lease Term, Tenant (but not any assignee or sublessee) shall have the right and option (the "Renewal Option") to renew this Lease, by written notice delivered to Landlord no later than nine (9) months prior to the expiration of the initial Lease Term for one (1) additional term (the "Renewal Term") of thirty-six (36) months under the same terms, conditions and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term; (b) the Base Rent shall be equal to the market rate (taking into consideration tenant inducements) for comparable space located in the Project and in other buildings comparable to the Building in the vicinity of the Project as of the end of the initial Lease Term, (c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "As Is" basis) at the time the Renewal Term commences.

B. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the applicable Renewal Term (the "Proposed Renewal Rental"). Tenant shall within thirty (30) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the application Renewal Term.

C. Failure of Tenant to respond in writing during the aforementioned thirty (30) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the applicable Renewal Term. In the event Landlord and Tenant are unable to agree to a rental for the applicable Renewal Term during said thirty (30) day period, then the Renewal Option shall terminate and be null and void and the Lease shall, pursuant to its terms and provisions, terminate at the end of the original Lease Term.

D. Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of the Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Lease Term shall terminate all subsequent renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

II.      RIGHT OF FIRST OFFER

A. Tenant shall have the one time right of first offer ("Right of First Offer") with respect to the 56,343 square feet of space contiguous to the Premises (the "Offering Space"), which Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the initial tenant which leases the Offering Space will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than the initial tenant), Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Offering Space to Tenant, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord and the term for which Landlord will lease the Offering Space to Tenant. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord ("Notice of Exercise") within five (5) days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

         1. Tenant is in default under the Lease at the time Landlord would otherwise deliver the Advice; or

         2. the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or

         3. the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or

         4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

B. The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

         1. Tenant shall pay Monthly Base Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for

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                  the Offering Space as determined in Landlord's reasonable
                  judgment.

         2. The Offering Space shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences.

C. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) the expiration of the initial Lease Term; (ii) Tenant's failure to exercise its Right of First Offer within the five (5) day period provided in paragraph A above, and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Paragraph A above.

D. If Tenant exercises its Right of First Offer, Landlord and Tenant shall execute an amendment to this Lease adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Monthly Base Rent, square footage of the Premises, Tenant's Proportionate Share and other appropriate terms.

E. For purposes hereof, Prevailing Market rate shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and the Project and other buildings comparable to the Building in the vicinity of the Project under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined giving appropriate consideration to tenant concessions, brokerage commissions, and tenant improvement allowances.

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                                   EXHIBIT E

                            TRUCK COURT STAGING AREA



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